UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2103, 21st Floor, SK Tower 6A

Jianguomenwai Avenue, Chaoyang District

Beijing, China 100022

(Address of principal executive offices, including zip code)

(86-10) 8589-9303

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2020, Future FinTech Group Inc. (the “Company”), entered into a Standstill Agreement (the “Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Lender”).

Pursuant to the Agreement, Lender agreed to refrain and forbear temporarily from making redemptions under certain Secured Promissory Note that was sold and issued by the Company to the Lender on December 19, 2019 in the original principal amount of $1,060,000 (the “Note”). Lender agreed not to redeem any portion of the Note (the “Standstill”) for a period beginning on the date of the Agreement and ending on the date that is ninety (90) days from the date of the Agreement. As a material inducement and partial consideration for Lender’s agreement to enter into the Agreement, the Company agreed that the outstanding balance of the Note shall be increased by nine percent (9%) on the date of the Agreement (the “Standstill Fee”). The Company and Lender agreed that, following the application of the Standstill Fee, the outstanding balance of the Note is $1,209,635.96.

The foregoing description of the Standstill Agreement is not complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Standstill Agreement by and between Future FinTech Group Inc. and Iliad Research and Trading, L.P. dated July 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: July 29, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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